UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

YANEX GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	333-175146	99-0363803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hooft Graaflandstraat 21, VM Utrecht, Netherland	3525
(Address of principal executive offices)	(Zip Code)

0031633046823

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01  Changes in Company's Certifying Accountant.

(a)    On August 4, 2014, Silberstein Ungar, PLLC (“Silberstein”), the principal accountant for Yanex Group, Inc. (the "Company") resigned as the Company’s principal accountant.  The Company’s Board of Directors approved the resignation of Silberstein on the same date.  None of the reports of Silberstein, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the year ended May 31, 2013, filed with the Commission on September 16, 2013, contained a going concern qualification in the Company's audited financial statements.

There were no disagreements between the Company and Silberstein, for the two most recent fiscal years and any subsequent interim period through August 4, 2014 (date of resignation) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Silberstein, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)   On or about August 4, 2014, the Company’s Board of Directors approved the engagement of KLJ & Associates, LLP (“KLJ”) as its principal accountant to audit the Company’s financial statements as successor to Silberstein.  During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of KLJ regarding the application of accounting principles to a specific transaction,  either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of  KLJ provide advice to the Company, either  written or oral, that was an important factor considered by the Company  in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of KLJ on any matter that was the subject of a disagreement or a reportable event.

Item 9.01         Financial Statements and Exhibits.

     Exhibit

     Number        Description

      16.1         Letter from Silberstein dated October 8, 2014 regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANEX GROUP, INC.

Date: October 8, 2014	By:	/s/ Leonardo Correa Rodriguez.
Leonardo Correa Rodriguez., President